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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PREMIER RESEARCH WORLDWIDE, LTD.




TO:      THE SECRETARY OF STATE
         STATE OF DELAWARE

         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, this Certificate of Amendment is being filed in order to amend the Certificate of Incorporation of Premier Research Worldwide, Ltd., a Delaware corporation, as set forth below:

         I.      The name of the corporation is Premier Research Worldwide, Ltd.

         II. Article I of the Certificate of Incorporation is amended to read in its entirety as follows:

                    The name of the Corporation is PRWW, Ltd.


         III. The amendment was approved and adopted at the Annual Meeting of Shareholders of the Corporation duly held on April 17, 2000.

         IV. The number of shares outstanding, the class of such shares, the number of shares entitled to vote on the amendment, and the number of shares voted for and against such amendment are as follows:

         Number of               Number of
         Shares                  Shares                                  Voted
         Outstanding   Class     Entitled To Vote        Voted For       Against

         6,952,297     Common    6,952,297               5,840,978        4,754

         V. This amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.


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         VI.     The amendment shall be effective upon the close of business on
April 20, 2000.

DATED: April 17,  2000           PREMIER RESEARCH WORLDWIDE, LTD.

                                   By:  /s/ Joel Morganroth, MD
                                        -------------------------
                                        Joel Morganroth, M.D.,
                                        Chairman and Chief Executive Officer
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